I CERTIFY:  That on the
day of its execution I
issued First certified copy
of this deed to Oriental
Bank.  I GIVE FAITH.

_____________________
NOTARY PUBLIC

Commences my protocol of public instruments for the present year, this twenty-eighth (28th) day of January, two thousand twenty-one (2021).

              _____________________________
                   Notary Public

DEED NUMBER ONE (1)

DEED OF CONSTITUTION OF TRUST
DGI INVESTMENT TRUST

---In the City of San Juan, Puerto Rico, this twenty-eighth (28th) day of January, two thousand twenty-one (2021).
BEFORE ME
---Ana Sofía Villate Bonilla, Attorney-at-Law and Notary Public in and for the Commonwealth of Puerto Rico, with residence in Guaynabo, Puerto Rico, and offices at Popular Center, 19th Floor, 208 Ponce de León Avenue, San Juan, Puerto Rico.
APPEAR
---AS THE FIRST PARTY: ORIENTAL BANK, a bank organized and existing under the laws of the Commonwealth of Puerto Rico, with principal offices in San Juan, Puerto Rico (the “Settlor”), herein represented by its Assistant Trust Officer, Melvin Ariel Torres Hernández, of legal age, single, executive and resident of Toa Alta, Puerto Rico, who assures me that he is duly authorized to appear herein pursuant to a resolution of the Board of Directors of Oriental Bank approved on January twenty-seven (27), two thousand twenty (2020), as evidenced by a Certificate of Corporate Resolution subscribed by its Assistant Secretary, Hugh González-Robison, on January thirty-one (31), two thousand twenty (2020) before Notary Public Nilda M. Vázquez Rodríguez, which certificate has been reviewed by the subscribing Notary Public and I do hereby certify that it complies with the requirements of applicable law.
---AS THE SECOND PARTY: Carlos Alberto González Inclán, also known as Carlos González, of legal age, married to Katherine Stewart, business executive and resident of Red Hook, New York (the “Initial Trustee”).
----I attest that I am personally acquainted with the appearing parties and, from their statements, I also attest as to their personal circumstances.  They assure me that they have, and in my judgement, they do have, the legal capacity necessary for this act, and for that purpose they freely
STATE
---WHEREAS, the Settlor desires to declare a trust to carry on the business of an open-end management investment company as defined in the 1940 Act; and
---WHEREAS, the Trustees shall manage all property coming into the Trust in accordance with the provisions hereinafter set forth.
---NOW, THEREFORE, in order to effectuate the foregoing, it is hereby provided as follows:
ARTICLE ONE
DECLARATION OF DGI INVESTMENT TRUST
---Section 101: Declaration of Trust. The Settlor hereby constitutes an irrevocable trust to be known as the “DGI Investment Trust” (the “Trust”). All cash, securities and other assets that the Trust may from time to time acquire in any manner shall be managed and disposed of upon the terms and conditions as hereinafter set forth. This Deed of Trust and the Bylaws (as hereinafter defined) shall be binding in accordance with its terms on every Trustee (as hereinafter defined), by virtue of having become a Trustee of the Trust, and on every Shareholder (as hereinafter defined), by virtue of having become a Shareholder of the Trust, pursuant to the terms hereof and thereof.
---Section 102: Trust Estate.  The Settlor shall assign, transfer and set over to the Initial Trustee the sum of ONE HUNDRED DOLLARS ($100.00), which shall constitute the initial Trust Property (as hereinafter defined) for the uses and purposes set forth herein.  The Trust Property shall also include any additional properties as may be transferred, assigned, or bequeathed from time to time to the Trust by any Person (as hereinafter defined).
---Section 103: Acceptance of Trustees.  In accordance with Article 20 of the

Puerto Rico Trusts Act, the Initial Trustee hereby accepts its designation as such and agrees to maintain the Trust Property and any additions thereto for the purposes expressed herein and subject to the terms and conditions of this Deed of Trust.
---Section 104:  Puerto Rico Trusts Act. As provided in Section 1006 hereof, the Puerto Rico Trusts Act (as hereinafter defined) shall not apply to the administration of the Trust.  Therefore, in case any provision of this Deed of Trust conflicts with the Puerto Rico Trusts Act, the provisions of this Deed of Trust shall control and shall be interpreted consistent with the intent hereof.
---Section 105: Purpose. The purpose of the Trust is to conduct, operate and carry on the business of an open-end management investment company registered under the 1940 Act through one or more Portfolios investing primarily in securities and to carry on such other business as the Board of Trustees may from time to time determine pursuant to its authority under this Deed of Trust.
---Section 106: Beneficiaries. Subject to the terms contained herein, the Trust is created for the benefit of the Shareholders, as defined in Section 201(cc) hereof.
ARTICLE TWO
DEFINITIONS
---Section 201. Definitions. When the following words, phrases or capitalized terms appear in this Deed of Trust, they will have the meaning indicated below, unless the context clearly indicates otherwise:
---(a) 1940 Act. The U.S. Investment Company Act of 1940, as amended from time to time, and the rules promulgated thereunder.
---(b) Affiliated Person. This term shall have the meaning given to it in the 1940 Act, as amended or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretative releases of the Commission thereunder.
---(c) Board of Trustees. The governing body of the Trust, that is comprised of the number of Trustees of the Trust fixed from time to time pursuant to this Deed of Trust, having the powers and duties set forth herein.
---(d) Bylaws. The Bylaws of the Trust, as amended, restated or supplemented from time to time by the Trustees.
---(e) Class. A portion of Shares of a Portfolio of the Trust established in accordance with the provisions of Section 303(b) hereof.
---(f) Class Expenses. Expenses incurred by a particular Class in connection with a shareholder services arrangement or a distribution plan that is specific to such Class or any other differing share of expenses or differing fees, in each case pursuant to a plan adopted by the Trust pursuant to Rule 18f-3 under the 1940 Act, as such plan or Rule may be amended from time to time.
---(g) Commission. This term shall have the meaning given to it in the 1940 Act, as amended or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretative releases of the Commission thereunder.
---(h) Company. This term shall have the meaning given to it in the 1940 Act, as amended or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretative releases of the Commission thereunder.
---(i) Covered Person. A person who is or was a Trustee, officer, employee or agent of the Trust, or is or was serving at the request of the Board of Trustees as a director, trustee, partner, officer, employee or agent of another foreign or domestic corporation, limited liability company, trust, partnership, joint venture or other enterprise.
---(j) Deed of Trust. This Deed of Constitution of Trust.
---(k) Gender and Number Titles. Wherever any word is used herein in the male gender, it will be interpreted as if it were also used in the female gender in all cases applicable, and wherever a word is used herein in the singular form, it will be interpreted as if it were used in the plural form in all cases applicable. The titles of the clauses and sub-clauses of this instrument are presented solely for convenience of reference and are not part of this instrument and should not be considered in its interpretation. Terms “hereunder,” “herein,” “hereof,” “in view of this” and any other word composed of the word “here” will be understood to mean as referring to this instrument in its entirety and not to any particular clause or provision.
---(l) Governing Instrument. Collectively, this Deed of Trust, the Bylaws and all written committee and subcommittee charters (if any) adopted by the Board of Trustees and any amendments or modifications thereto.
---(m) Independent Trustee.  Any Trustee who is not an Interested Person of the Trust, provided that the receipt of compensation for service as an Independent Trustee of the Trust and also for service as an independent trustee of one (1) or more other investment companies managed by a single investment adviser (or an Affiliated Person of such investment adviser) shall not affect the status of a Trustee as an Independent Trustee hereunder.
---(n) Interested Person. This term shall have the meaning given to it in the 1940 Act, as amended or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretative releases of the Commission thereunder.
---(o) Majority Shareholder Vote. The vote of “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Trust, Portfolio, or Class, as applicable.
---(p) Majority Trustee Vote. The voting standard set forth in the Bylaws.
---(q) Outstanding Shares. Shares shown on the books of the Trust or any Portfolio or the Trust’s transfer agent as then issued and outstanding, and includes Shares of one Portfolio that the Trust has purchased on behalf of another Portfolio, but excludes Shares of a Portfolio that the Trust has redeemed or repurchased.
---(r) Person. This term shall have the meaning given to it in the 1940 Act, as amended or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretative releases of the Commission thereunder.
---(s) Portfolio. A series of separately managed pools of assets of the Trust,

established in accordance with the provisions of Section 303(a) hereof.
---(t) Principal Underwriter. This term shall have the meaning given to it in the 1940 Act, as amended or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretative releases of the Commission thereunder.
---(u) PR-IRC. The Puerto Rico Internal Revenue Code of 2011, as amended or replaced from time to time, and any rules or regulations promulgated thereunder.
---(v) Proportionate Interest. This term shall have the meaning ascribed to in in Section 305(d) hereof.
---(w) Puerto Rico Trusts Act. Act No. 219-2012, known as the “Puerto Rico Trusts Act,” as amended or replaced from time to time, and any rules or regulations promulgated thereunder.
---(x) Purchasing Portfolio. This term shall have the meaning ascribed to in in Section 309 hereof.
---(y) Record Owner. As of any particular time, a record owner of Outstanding Shares of the Trust shown on the books of the Trust or any Portfolio or the Trust’s transfer agent as then issued and outstanding at such time.
---(z) Registration Statement. The Trust’s registration statement or statements as filed with the Commission, as from time to time in effect and shall include any prospectus or statement of additional information forming a part thereof.
---(aa) Schedule A. This term shall have the meaning ascribed to it in Section 303(a) hereof.
---(bb) Selling Portfolio. This term shall have the meaning ascribed to it in Section 309 hereof.
---(cc) Shareholder. As of any particular time, an owner of Outstanding Shares, whether beneficially or of record, of the Trust, which shall be a beneficiary of the Trust.
---(dd) Shares. As to a Portfolio or any Class thereof, the equal proportionate transferable units of beneficial interest into which the beneficial interest of such Portfolio or such Class thereof shall be divided and may include fractions of Shares in one one-thousandth (1/1000th) of a Share or integral multiples thereof as well as whole Shares.
---(ee) Trust. This term shall have the meaning ascribed to it in Section 101 hereof.  Reference to the Trust, when applicable to one or more Portfolios, shall refer to each such Portfolio.
---(ff) Trust Property. Any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or any Portfolio, or by the Trustees on behalf of the Trust or any Portfolio, and all investments and reinvestments thereof and income therefrom.
---(gg) Trustees. The Initial Trustee and any and all other natural persons who may from time to time be duly appointed as Trustee in accordance with the provisions of this Deed of Trust, or elected as Trustee by the Shareholders, in each case so long as they shall continue to serve as trustees of the Trust in accordance with the terms hereof, and reference herein to a Trustee or to the Trustees shall refer to such natural persons in their capacity as Trustees hereunder.
---(hh) US-IRC.  The U.S. Internal Revenue Code of 1986, as amended or replaced from time to time, and any rules or regulations promulgated thereunder
ARTICLE THREE
BENEFICIAL INTEREST
Section 301: Shares of Beneficial Interest. The beneficial interests of the Trust shall be divided into an unlimited number of Shares. The Trust is authorized to (i) establish and designate one or more series of beneficial interests in the Trust’s Portfolio(s), and (ii) divide the Shares of any Portfolio into one or more separate and distinct Classes. All Shares issued hereunder, including without limitation, Shares issued in connection with a dividend or other distribution in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable.

---Section 302: Issuance of Shares. The Trustees in their discretion may, from time to time, without vote of the Shareholders, issue Shares, in addition to the then issued and Outstanding Shares, to such party or parties and for such amount and type of consideration, subject to applicable law, including cash or securities, at such time or times and on such terms as the Trustees may deem appropriate, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or one one-thousandth (1/1,000th) of a Share or integral multiples thereof.
---Section 303: Establishment of Portfolios and Classes.
-----(a) The Trust shall consist of one or more separate and distinct Portfolios, each with an unlimited number of Shares unless otherwise specified, as set forth on Schedule A to the Bylaws (“Schedule A”). Each additional Portfolio shall be established by the adoption of one or more resolutions of the Trustees that set forth the designation of, or otherwise identifies, such Portfolio, whether directly in such resolution or by reference to, or approval of, another document that sets forth the designation of, or otherwise identifies, such Portfolio including any Registration Statement, any amendment of this Deed of Trust and/or Schedule A, or as otherwise provided in such resolution. Upon the establishment of any Portfolio or the termination of any existing Portfolio, Schedule A shall be amended to reflect the addition or termination of such Portfolio and any officer of the Trust is hereby authorized to make such amendment; provided that the amendment of Schedule A shall not be a condition precedent to the establishment or termination of any Portfolio in accordance with this Deed of Trust. The Shares of each Portfolio shall have the relative rights and preferences provided for herein and such rights and preferences as may be designated by the Trustees in any amendment or modification to the Governing Instrument, unless the establishing resolution or any other resolution adopted pursuant to this Section 303(a) or the Registration Statement otherwise provides. The Trust shall maintain separate and distinct records of each Portfolio and shall hold the assets belonging to such Portfolio in such separate and distinct records and shall account for such assets in such separate and distinct records separately from the other Trust Property and the assets belonging to any other Portfolio. Each Share of a Portfolio shall represent an equal beneficial interest in the net assets belonging to that Portfolio, except to the extent of Class Expenses and other expenses separately allocated to Classes thereof (if any Classes have been established) as permitted herein. Any action that may be taken by the Trustees with respect to any Portfolio, including any addition, modification, division, combination, classification, reclassification, change of name or termination may be made in the same manner as the establishment of such Portfolio.
-----(b) The Trustees may establish one or more Classes of Shares of any Portfolio, each with an unlimited number of Shares unless otherwise specified.  Each Class shall be established by the adoption of one or more resolutions by the Trustees that set(s) forth the designation of, or otherwise identifies, such Class, whether directly in such resolution or by reference to, or approval of, another document that sets forth the designation of, or otherwise identifies, such Class, including any Registration Statement, any amendment of this Deed of Trust, the Bylaws and/or Schedule A, or as otherwise provided in such resolution. Upon the establishment of any Class of Shares of any Portfolio or the termination of any existing Class of Shares, Schedule A shall be amended to reflect the addition or termination of such Class and any officer of the Trust is hereby authorized to make such amendment; provided that the amendment of Schedule A shall not be a condition precedent to the establishment or termination of any Class in accordance with this Deed. The Shares of each Class shall have the relative rights and preferences provided for herein and such rights and preferences as may be designated by the Trustees in any amendment or modification to the Governing Instrument, unless the establishing resolution or any other resolution adopted pursuant to Section 303 or the Registration Statement otherwise provides. Each Class so established and designated shall represent a Proportionate Interest (as defined in Section 305(d)) in the net assets belonging to that Portfolio and shall have identical voting, dividend, liquidation, and other rights and be subject to the same terms and conditions, except that (i) Class Expenses allocated to a Class for which such expenses were incurred shall be borne solely by that Class, (ii) other expenses, costs, charges, and reserves allocated to a Class in accordance with Section 305(e) may be borne solely by that Class, provided that the allocation of such other expenses, costs, charges, and reserves is not specifically required to be set forth in a plan adopted by the Trust pursuant to Rule 18f-3 under the 1940 Act, (iii) dividends declared and payable to a Class pursuant to Section 801 shall reflect the items separately allocated thereto pursuant to the preceding clauses, (iv) each Class may have separate rights to convert to another Class, exchange rights, and similar rights, each as determined by the Trustees, and (v) each Class may have exclusive voting rights with respect to matters affecting only that Class.
-----(c) In the event that a Portfolio (the “Indemnified Portfolio”) shall become subject to a loss, claim, damage or liability (or actions in respect thereof) (collectively, a “Loss”) that arises out of or is based upon another Portfolio (the “Indemnifying Portfolio”), the Indemnifying Portfolio shall be responsible for (and to the extent necessary, reimburse the Indemnified Portfolio, as incurred) any and all legal and other expenses reasonably incurred by the Indemnified Portfolio in connection with investigating and/or defending any such Loss or action; provided, however, that the Indemnifying Portfolio shall be solely liable for any such Loss and shall indemnify, defend and hold harmless the Indemnified Portfolio in connection therewith.

---Section 304: Actions Affecting Portfolios and Classes. To the extent permitted by the 1940 Act and other applicable law, the Trustees shall have full power and authority, in their sole discretion without obtaining any prior authorization or vote of the Shareholders of any Portfolio, or Class thereof, to establish and designate and to change in any manner the Shares of any Portfolio, or any Class or Classes thereof; to fix or change such preferences, voting powers, rights, and privileges of the Shares of any Portfolio, or Classes thereof, as the Trustees may from time to time determine, including any change that may adversely affect a Shareholder; to divide or combine the Shares of any Portfolio, or Classes thereof, into a greater or lesser number of Shares; to classify or reclassify or convert any issued or unissued Shares of any Portfolio, or Classes thereof, into one or more Portfolios or Classes of Shares of a Portfolio and, in connection therewith, to cause some or all of the Shareholders of such Portfolio or Class to be admitted as Shareholders of such other Portfolio or Class; and to take such other action with respect to the Shares as the Trustees may deem desirable. A Portfolio and any Class thereof may issue any number of Shares but need not issue any Shares. At any time that there are no Outstanding Shares of any particular Portfolio or Class previously established and designated, the Trustees may abolish that Portfolio or Class and the establishment and designation thereof.
---Section 305: Relative Rights and Preferences. Unless the establishing resolution or any other resolution adopted pursuant to Section 303 hereof or the Registration Statement otherwise provides, Shares of each Portfolio or Class thereof established hereunder shall have the following relative rights and preferences:
-----(a) Except as set forth in paragraph (e) of this Section 305, each Share of a Portfolio, regardless of Class, shall represent an equal pro rata interest in the assets belonging to such Portfolio and shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications and designations and terms and conditions with each other Share of such Portfolio.
-----(b) Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust whether of the same or other Portfolio (or Class).
-----(c) All consideration received by the Trust for the issue or sale of Shares of a particular Portfolio, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange, or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held in separate and distinct records and accounted for in such separate and distinct records separately from the other assets of the Trust and of every other Portfolio and may be referred to herein as “assets belonging to” that Portfolio. The assets belonging to a particular Portfolio shall belong to that Portfolio for all purposes, and to no other Portfolio, subject only to the rights of creditors of that Portfolio. In addition, any assets, income, earnings, profits or funds, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to any particular Portfolio shall be allocated by the Trustees between and among one or more of the Portfolios in such manner as the Trustees, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Portfolios thereof for all purposes, and such assets, income, earnings, profits, or funds, or payments and proceeds with respect thereto shall be assets belonging to that Portfolio.
-----(d) Each Class of a Portfolio shall have a proportionate undivided interest, as determined by or at the direction of, or pursuant to authority granted by, the Trustees (a “Proportionate Interest”), in the net assets belonging to that Portfolio. References herein to assets, expenses, charges, costs, and reserves “allocable” or “allocated” to a particular Class of a Portfolio shall mean the aggregate amount of such item(s) of the Portfolio multiplied by the Class’s Proportionate Interest.

-----(e) A particular Portfolio shall be charged with the liabilities of that Portfolio, and all expenses, costs, charges and reserves attributable to any particular Portfolio shall be borne by such Portfolio; provided that the Trustees may, in their sole discretion, allocate or authorize the allocation of particular expenses, costs, charges, and/or reserves of a Portfolio to fewer than all the Classes thereof. Class Expenses shall, in all cases, be allocated to the Class for which such Class Expenses were incurred. Any general liabilities, expenses (including organizational expenses), costs, charges or reserves of the Trust (or any Portfolio) that are not readily identifiable as chargeable to or bearable by any particular Portfolio (or any particular Class) shall be allocated and charged by the Trustees between or among any one or more of the Portfolios (or Classes) in such manner as the Trustees in their sole discretion deems fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Portfolios (or Classes) for all purposes. Without limitation of the foregoing provisions of this Section 305(e), (i) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Portfolio shall be enforceable against the assets of such Portfolio only, and not against the assets of the Trust generally or assets belonging to any other Portfolio, and (ii) none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally that have not been allocated to a specified Portfolio, or with respect to any other Portfolio, shall be enforceable against the assets of such specified Portfolio.
-----(f) Notwithstanding any other provisions of this Deed of Trust, no dividend or distribution on the Shares of any Portfolio, including any distribution paid in connection with termination of the Trust or such Portfolio or any Class of such Portfolio, nor any redemption or repurchase of, the Shares of such Portfolio or Class shall be effected by the Trust other than from the assets held with respect to, and allocated to such Portfolio, nor shall any Shareholder of any particular Portfolio otherwise have any right or claim against the assets held with respect to any other Portfolio except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Portfolio.
-----(g) Except as provided for in Section 309 hereof, Shares redeemed or repurchased by a Portfolio or the Trust shall be deemed to be canceled.
-----(h) Any Trustee, officer or other agent of the Trust, and any organization in which any such Person has an economic or other interest, may acquire, own, hold and dispose of Shares in the Trust, whether such Shares are authorized but unissued, or already outstanding, to the same extent as if such Person were not a Trustee, officer or other agent of the Trust; and the Trust may issue and sell and may purchase such Shares from any such Person or any such organization, subject to the limitations, restrictions or other provisions applicable to the sale or purchase of such shares herein, the 1940 Act and other applicable law.
-----(i) The Trust may issue Shares in fractional denominations of one one-thousandth  (1/1000th) of a Share or integral multiples thereof to the same extent as its whole Shares, and Shares in fractional denominations shall be Shares having proportionately to the respective fractions represented thereby all the rights of whole Shares of the same Portfolio (or Class), including, without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon termination of the Trust or any Portfolio.
-----(j) The Trustees shall have the authority to provide that the Shareholders of any Portfolio or Class shall have the right to exchange such Shares for Shares of one or more other Portfolio or Class of Shares or for interests in one or more trusts, corporations or other business entities (or a portfolio or series or class of any of the foregoing) in accordance with such requirements and procedures as may be established by the Trustees.
-----(k) The interest of any Shareholder in the Trust or in any Portfolio may not be anticipated, alienated, or in any other manner assigned by the Shareholder, except through exchange, redemption or repurchase of Shares by the Trust or any Portfolio, and will not be subject to any legal process, bankruptcy proceedings, or the interference or control of the Shareholder’s creditors or others.
---All references to Shares in this Deed of Trust shall be deemed to be shares of any or all Portfolios, or Classes thereof, as the context may require. All provisions herein relating to the Trust shall apply equally to each Portfolio of the Trust, and each Class thereof, except as the context otherwise requires.
---Section 306: Investment in the Trust. Investments may be accepted by the Trust from such Persons, at such times, on such terms, and for such consideration, which may consist of cash or tangible or intangible property or a combination thereof, as the Trustees from time to time may authorize. At the Trustees’ sole discretion, such investments, subject to applicable law, may be in the form of cash or securities in which the affected Portfolio is authorized to invest, valued as provided in applicable law. Each such investment shall be recorded in the individual Shareholder’s account in the form of full and fractional Shares of the Trust, in such Portfolio (or Class) as the Shareholder shall select. The Trustees and their authorized agents shall have the right to refuse to issue Shares to any Person at any time and for any reason.
---Section 307: Personal Liability of Shareholders. No Shareholder of the Trust shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Portfolio (or Class) thereof. Neither the Trust nor the Trustees, nor any officer, employee, or agent of the Trust shall have any power to bind personally any Shareholder or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. The Shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation of personal liability as is extended under the Puerto Rico General Corporations Act, as amended, to stockholders of private corporations for profit. Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust or to any Portfolio shall include a recitation limiting the obligation represented thereby to the Trust and its assets or to one or more Portfolios and the assets belonging thereto (but the omission of such a recitation shall not operate to bind any Shareholder or Trustee of the Trust or otherwise limit any benefits set forth in the Puerto Rico Trusts Act that may be applicable to such Persons).
---Section 308: Assent to Agreement. Every Shareholder, by virtue of having purchased a Share, shall be bound by, the terms of the Governing Instrument. The death, incapacity, dissolution, termination or bankruptcy of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to rights of said decedent under the Governing Instrument. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. Ownership of Shares shall not make the Shareholders third party beneficiaries of any contract entered into by the Trust.
---Section 309: Purchases of Shares Among Portfolios. The Trust may purchase, on behalf of any Portfolio (the “Purchasing Portfolio”), Shares of another Portfolio (the “Selling Portfolio”) or any Class thereof. Shares of the Selling Portfolio so purchased on behalf of the Purchasing Portfolio shall be Outstanding Shares, and shall have all preferences, voting powers, rights and privileges established for such Shares.
---Section 310: Disclosure of Holding. The Shareholders shall upon demand disclose to the Trustees in writing such information with respect to direct or indirect ownership of Shares as the Trustees deem to be (i) in the best interests of the Trust or (ii) necessary to comply with the provisions of the PR-IRC, the 1940 Act or other applicable laws or regulations, or to comply with the requirements of any other taxing or regulatory authority.

ARTICLE FOUR
THE TRUSTEES
---Section 401: Management of the Trust. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Deed of Trust. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the Commonwealth of Puerto Rico, in any and all states of the United States of America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any and all foreign jurisdictions and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Deed of Trust, the presumption shall be in favor of a grant of power to the Trustees. The enumeration of any specific power in this Deed of Trust shall not be construed as limiting the aforesaid power. The powers of the Trustees may be exercised without order of or resort to any court or other authority.
---Section 402: Trustees. The number of Trustees shall be such number as shall be fixed from time to time by a majority of the Trustees in office. Except as otherwise provided in this Deed of Trust or in the Bylaws, all decisions of the Trustees with respect to the Trust shall be made by a Majority Trustee Vote.
---Section 403: Terms of Office of Trustees. The Trustees shall hold office during the lifetime of this Trust, and until its termination as herein provided; except that (i) any Trustee may resign his trusteeship or may retire by written instrument signed by him and delivered to the Trust and the other

Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (ii) any Trustee may be removed at any time by written instrument signed by at least two-thirds (2/3) of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (iii) any Trustee who has died, become physically or mentally incapacitated by reason of disease or otherwise, or is otherwise unable to serve, may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; (iv) a Trustee may be removed at any meeting of the Shareholders by a vote of the Shareholders owning at least two-thirds (2/3) of the Outstanding Shares; and (v) a Trustee shall be retired in accordance with the terms of any retirement policy adopted by the Trustees and in effect from time to time.
---Section 404: Vacancies and Appointment of Trustees. In case of the declination to serve, death, resignation, retirement or removal of a Trustee, or a Trustee is otherwise unable to serve, or an increase in the number of Trustees, a vacancy shall occur. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled, the other Trustees shall have all the powers hereunder and the determination of the other Trustees of such vacancy shall be conclusive. In the case of any vacancy, the remaining Trustees may fill such vacancy by appointing such other natural person as they in their discretion shall see fit or may leave such vacancy unfilled or may reduce the number of Trustees to not less than three (3) Trustees. Such appointment shall be evidenced in a written consent in lieu of meeting signed by a majority of the Trustees in office or by a resolution of the Board of Trustees, duly adopted, which appointment shall be recorded in the minutes of a meeting of the Board of Trustees, and upon the acceptance of such appointment by the appointee as evidenced in a written document signed by such appointee and submitted to the Trust, the appointment shall take effect either immediately or upon a date certain set by the Trustees in the signed written consent or in the resolution. Shareholders shall not be entitled to elect Trustees except as required by the 1940 Act, or as otherwise considered necessary or desirable by the Trustees in their sole discretion. To the extent required by the 1940 Act, the Shareholders shall elect the Trustees on such dates as the Trustees may fix from time to time. The Shareholders may elect Trustees at any meeting of Shareholders called by the Trustees for that purpose. In the event that after the proxy material has been printed for a meeting of Shareholders at which Trustees are to be elected any one or more nominees named in such proxy material dies or become incapacitated or is otherwise unable or unwilling to serve, the authorized number of Trustees shall be automatically reduced by the number of such nominees, unless the Board of Trustees prior to the meeting shall otherwise determine. A meeting of Shareholders for the purpose of electing or removing one or more Trustees shall be called as provided in the Bylaws. An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation, or removal of a Trustee, or an increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at the time or after the expected vacancy occurs. An appointment of a Trustee may be made by the Trustees then in office effective as of a specific date, provided that said appointment shall become effective only at the time of the stated effective date of appointment. Any person elected by Shareholders to be a Trustee in accordance with this paragraph shall assume the status of a Trustee immediately upon election, or upon a date specific set by the Trustees and approved by the Shareholders.
---Section 405: Temporary Absence of Trustee. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six (6) months at any one time to any other Trustee or Trustees, provided that in no case shall fewer than two (2) Trustees personally exercise the other powers hereunder except as herein otherwise expressly provided.
---Section 406: Effect of Death or Resignation of a Trustee. The declination to serve, death, resignation, retirement, removal, incapacity, or inability of the Trustees, or any one of them, shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Deed of Trust. Whenever there shall be fewer than the designated number of Trustees, until additional Trustees are elected or appointed as provided herein to bring the total number of Trustees equal to the designated number, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Deed of Trust.
---Section 407: Ownership of Assets of the Trust. The assets of the Trust and of each Portfolio thereof shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. Legal title in all of the assets of the Trust and the right to conduct any business shall at all times be considered to be held by or in the name of the Trust, except that the Trustees may cause legal title to any Trust Property to be held by the Trustees or in the name of any other Person as nominee on behalf of the Trust. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, retirement, removal, declination to serve, incapacity, or death of a Trustee, he shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered. No creditor of any Trustee shall have any right to obtain possession, or otherwise exercise legal or equitable remedies with respect to, any Trust Property with respect to any claim against, or obligation of, such Trustee in such Trustee’s individual capacity and not related to the Trust or any Portfolio or Class of the Trust. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust, or belonging to any Portfolio, or allocable to any Class thereof, or any right of partition or possession thereof, but each Shareholder shall have, except as otherwise provided for herein, a proportionate undivided beneficial interest in the Trust or in assets belonging to the Portfolio (or allocable to the Class) in which the Shareholder holds Shares. The Shares shall be personal property giving only the rights specifically set forth in this Deed of Trust.
---Section 408: Legal Standard. The Trustees shall be subject to the same fiduciary duties to which the directors of a Puerto Rico corporation would be subject if the Trust were a Puerto Rico corporation, the Shareholders were shareholders of such Puerto Rico corporation and the Trustees were directors of such Puerto Rico corporation, and such modified duties shall replace any fiduciary duties to which the Trustees would otherwise be subject. Without limiting the generality of the foregoing, all actions and omissions of the Trustees shall be evaluated under the doctrine commonly referred to as the “business judgment rule,” as defined and developed under Puerto Rico law, to the same extent that the same actions or omissions of directors of a Puerto Rico corporation in a substantially similar circumstance would be evaluated under such doctrine. Notwithstanding the foregoing, the provisions of the Governing Instrument, to the extent that they modify, restrict or eliminate the duties (including fiduciary duties), and liabilities relating thereto, of a Trustee otherwise applicable under the foregoing standard or otherwise existing at law or in equity, are agreed by each Shareholder and the Trust to replace such duties and liabilities of such Trustee under the foregoing standard or otherwise existing at law or in equity.
---Section 409: Other Business Interests. The Trustees shall devote to the affairs of the Trust such time as may be necessary for the proper performance of their duties hereunder, but neither the Trustees nor the officers, directors, shareholders, partners or employees of the Trustees, if any, shall be expected to devote their full time to the performance of such duties. The Trustees, or any Affiliated Person, shareholder, officer, director, partner or employee thereof, or any Person owning a legal or beneficial interest therein, may engage in, or possess an interest in, any business or venture other than the Trust, of any nature and description, independently or with or for the account of others. None of the Trust or any Shareholder shall have the right to participate or share in such other business or venture or any profit or compensation derived therefrom.
ARTICLE FIVE
POWERS OF THE TRUSTEES
---Section 501: Powers. Subject to the provisions of this Deed of Trust, the business of the Trust shall be managed by the Trustees, and the Trustees shall have all powers necessary or convenient to carry out that responsibility including the power to engage in securities transactions of all kinds on behalf of the Trust. The Trustees in all instances shall act as principals and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. Without limiting the foregoing and subject to any applicable limitation in the Governing Instrument or applicable law, the Trustees shall have power and authority:
-----(a) To invest and reinvest cash and other property, and to hold cash or other property uninvested, without in any event being bound or limited by any present or future law or custom in regard to investments by Trustees, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on, distribute and otherwise deal with and lease any or all of the assets of the Trust;
-----(b) To operate as, and to carry on the business of, an investment company, and to exercise all the powers necessary and appropriate to the conduct of such operations;
-----(c) To borrow money and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust Property; to endorse, guarantee, or undertake the performance of an obligation or engagement of any other Person and to lend Trust Property;

-----(d) To provide for the distribution of Shares either through a principal underwriter in the manner hereafter provided for or by the Trust itself, or both, or otherwise pursuant to a plan of distribution of any kind;
-----(e) To adopt Bylaws not inconsistent with this Deed of Trust providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve such right to the Shareholders;
-----(f) To elect and remove such officers as provided in the Bylaws and appoint and terminate such agents as they consider appropriate;
-----(g) To retain or replace one or more investment advisers or sub-advisers;
-----(h) To employ one or more banks, trust companies or companies that are members of a national securities exchange or such other domestic or foreign entities as custodians of any assets of the Trust subject to any conditions set forth the Governing Instrument;
-----(i) To retain one or more transfer agents and shareholder servicing agents;
-----(j) To retain attorneys, accountants, consultants and auditors;
-----(k) To set record dates in the manner provided herein or in the Bylaws;
-----(l) To delegate such authority as they consider desirable to any officers of the Trust and to any investment adviser, manager, administrator, custodian, underwriter or other agent or independent contractor;
-----(m) To sell or exchange any or all of the assets of the Trust;
-----(n) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies and powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustee shall deem proper;
-----(o) To exercise powers and rights of subscription or otherwise that in any manner arise out of ownership of securities;
-----(p) To hold any security or property in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form; or

either in the name of the Trust or of a Portfolio or a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of Puerto Rico trusts or investment companies;
-----(q) To establish separate and distinct Portfolios with separately defined investment objectives and policies and distinct investment purposes in accordance with the provisions of Article Three hereof and to establish Classes of such Portfolios having relative rights, powers and duties as they may provide consistent with this Deed of Trust and applicable law;
-----(r) To allocate assets, liabilities and expenses of the Trust to a particular Portfolio or to apportion the same between or among two (2) or more Portfolios, provided that any liabilities or expenses incurred by a particular Portfolio shall be payable solely out of the assets belonging to that Portfolio as provided for in Article Three hereof;
-----(s) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, with respect to any security held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust;
-----(t) To engage in and to prosecute, defend, compromise, settle, abandon, or adjust by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, controversy or demands including, but not limited to, claims for taxes relating to the Trust or arising out of or relating to the Trustees’ service to the Trust, and out of the assets of the Trust to pay or to satisfy any liabilities, losses, debts, claims or expenses (including attorneys’ fees) incurred in connection therewith, including those of litigation;
-----(u) To declare and pay dividends and make distributions of income and of capital gains and capital to Shareholders in the manner herein provided;
-----(v) To establish, from time to time, one or more minimum investment amounts for Shareholders in the Trust or in one or more Portfolios or Classes, which may differ within and among any Portfolios or Classes, and may impose account fees on (which may be satisfied by involuntarily redeeming the requisite number of Shares in any such account in the amount of such fee), or require the involuntary redemption of the Shares held in, those accounts the net asset value of which for any reason falls below such established minimum investment amounts, or may authorize the Trust to convert any such Shares in such account to Shares of another Series or Class (whether of the same or a different Series), or take any other such action with respect to minimum investment amounts as may be deemed necessary or appropriate by the Trustees or their authorized agents, in each case upon such terms as shall be established by the Trustees or their authorized agents;
-----(w) To redeem or repurchase Shares as provided for in this Deed of Trust, upon such terms and conditions as the Trustees shall establish;
-----(x) To establish one or more committees or sub-committees, to delegate any of the powers of the Trustees to said committees or sub-committees and to adopt a written charter for one or more of such committees or sub-committees governing its membership, duties and operations and any other characteristics as the Trustees may deem proper, each of which committees and sub-committees may consist of less than the whole number of Trustees then in office, and may be empowered to act for and bind the Trustees, the Trust and the Portfolios, as if the acts of such committee or sub-committee were the acts of all the Trustees then in office;
-----(y) To interpret the investment policies, practices or limitations of any Portfolios;
-----(z) To establish a registered office and have a registered agent in the Commonwealth of Puerto Rico;
-----(aa) To enter into joint ventures, general or limited partnerships, limited liability companies, and any other combinations and associations;
-----(bb) Subject to the 1940 Act, to engage in any other lawful act or activity in which a trust organized under the Puerto Rico Trusts Act may engage; and
-----(cc) In general, to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary,

suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.
--- The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Portfolio, and not an action in an individual capacity. The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust. No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.
---Section 502: Issuance, Redemption and Repurchase of Shares. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, and otherwise deal in Shares and, subject to the provisions set forth in Articles Three and Eight hereof, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust, or any assets belonging to the particular Portfolio or any assets allocable to the particular Class, with respect to which such Shares are issued.
---Section 503: Principal Transactions. The Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, distributor, or transfer agent for the Trust or with any Affiliated Person of such Person; and the Trust may employ any such Person, or firm or Company in which such Person is an Affiliated Person, as broker, legal counsel, registrar, investment adviser, distributor, administrator, transfer agent, dividend disbursing agent, custodian, or in any capacity upon customary terms, subject in all cases to applicable laws, rules, and regulations and orders of regulatory authorities.
---Section 504: Payment of Expenses by the Trust. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust or any Portfolio, or partly out of the principal and partly out of income, and to charge or allocate to, between or among such one or more of the Portfolios (or Classes), as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust or Portfolio (or Class), or in connection with the management thereof, including, but not limited to, the Trustees’ compensation and such expenses and charges for the services of the Trust’s officers, employees, investment adviser and manager, administrator, principal underwriter, accountants, auditors, consultants, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.
---Section 505: Trustee Compensation. The Trustees as such shall be entitled to reasonable compensation from the Trust. They may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, administrative, legal, accounting, investment banking, underwriting, brokerage, or investment dealer or other services and the payment for the same by the Trust.
ARTICLE SIX
INVESTMENT ADVISER, PRINCIPAL UNDERWRITER
AND TRANSFER AGENT
---Section 601: Investment Adviser. The Trustees may in their discretion, from time to time, enter into an investment advisory or management contract or contracts with respect to the Trust or any Portfolio whereby the other party or parties to such contract or contracts shall undertake to furnish the Trustees with such management, investment advisory, statistical and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions, as the Trustees may in their discretion determine. The Trustees may authorize the investment adviser to employ, from time to time, one or more sub-advisers to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon among the Trustees, the investment adviser and sub-adviser.  Any references in this Deed of Trust to the investment adviser shall be deemed to include such sub-advisers, unless the context otherwise requires.
---Section 602: Other Service Contracts. The Trustees may authorize the engagement of a principal underwriter, transfer agent, administrator, custodian, and any other service providers they deem to be in the best interest of the Trust.
---Section 603: Parties to Contract. Any contract of the character described in Sections 601 and 602 may be entered into with any corporation, limited liability company, firm, partnership, trust, association or other legal entity, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, member, employee or agent or hold any similar office with respect to such other party to the contract.
---Section 604: Miscellaneous. The fact that (i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, member, director, officer, partner, trustee, employee, manager, adviser, principal underwriter or distributor or agent of or for any Company or of or for any parent or affiliate of any Company, with which an advisory or administration contract, or principal underwriter’s or distributor’s contract, or transfer, shareholder servicing, custodian or other agency contract may have been or may hereafter be made, or that any such Company, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that (ii) any Company with which an advisory or administration contract or principal underwriter’s or distributor’s contract, or transfer, shareholder servicing, custodian, or other agency contract may have been or may hereafter be made also has an advisory or administration contract, or principal underwriter’s or distributor’s contract, or transfer, shareholder servicing, custodian or other agency contract with one or more other companies, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.
--- The authority of the Trustees hereunder to authorize the Trust to enter into contracts or other agreements or arrangements shall include the authority of the Trustees to modify, amend, waive any provision of, supplement, assign all or a portion of, novate, or terminate such contracts, agreements or arrangements. The enumeration of any specific contracts in this Article Six shall in no way be deemed to limit the power and authority of the Trustees as otherwise set forth in this Deed of Trust to authorize the Trust to employ, contract with or make payments to such Persons as the Trustees may deem desirable for the transaction of the business of the Trust.
ARTICLE SEVEN
SHAREHOLDERS’ VOTING POWER AND MEETING
---Section 701: Voting Powers. The Shareholders shall have power to vote only (i) for the election or removal of Trustees as and to the extent provided in Section 404, (ii) with respect to such additional matters relating to the Trust as may be required by federal law including the 1940 Act, or any Registration Statement and (iii) as the Trustees may otherwise consider necessary or desirable in their sole discretion. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law or the Governing Instrument that may be taken by Shareholders. On any matter submitted to a vote of the Shareholders, all Shares shall be voted together, except when required by applicable law or when the Trustees have determined that the matter affects the interests of one or more Portfolios (or Classes), then only the Shareholders of all such affected Portfolios (or Classes) shall be entitled to vote thereon. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. Provisions relating to meetings, quorum, required vote, record date and other matters relating to Shareholder voting rights are as provided in the Bylaws. Shareholders shall not be entitled to cumulative voting in the election of Trustees or on any other matter. Only Record Owners shall have the power to cast a vote at a meeting of Shareholders subject to the voting provisions set forth in the Governing Instrument. Beneficial owners of Shares who are not Record Owners shall not be entitled to cast a vote at a meeting of Shareholders but shall be entitled to provide voting instructions to corresponding Record Owners, subject to any limitations imposed by applicable law.
---Section 702: Additional Voting Powers and Voting Requirements for Certain Actions. Notwithstanding any other section of this Deed of Trust, the Shareholders shall have power to vote to approve any amendment to Section 904 of this Deed of Trust that would have the effect of reducing the indemnification provided thereby to Shareholders or former Shareholders, and any repeal or amendment of this sentence, and any such action shall require the affirmative vote or consent of Shareholders owning at least two-thirds (2/3) of the Outstanding Shares entitled to vote thereon. In addition, the removal of one or more Trustees by the Shareholders shall require the affirmative vote or consent of Shareholders owning at least two-thirds (2/3) of the Outstanding Shares entitled to vote thereon. The voting requirements set forth in this Section 702 shall be in addition to, and not in lieu of, any vote or consent of the Shareholders otherwise required by applicable law (including any separate vote by Portfolio (or Class) that may be required by the 1940 Act or by other applicable law) or by this Deed of Trust.
ARTICLE EIGHT
NET ASSET VALUE, DISTRIBUTIONS AND REDEMPTIONS
---Section 801: Net Asset Value. Subject to applicable federal law including the 1940 Act and Article Three hereof, the Trustees, in their sole discretion, may prescribe (and delegate to any officer of the Trust or any other Person or Persons the right and obligation to prescribe) such bases and time (including any methodology or plan) for determining the per Share or net asset value of the Shares of any Portfolio or Class or net income attributable to the Shares of any Portfolio or Class, or the declaration and payment of dividends and distributions on the Shares of any Portfolio or Class and the method of determining the Shareholders to whom dividends and distributions are payable, as they may deem necessary or desirable.
---Section 802: Distributions. The Trustees may from time to time declare and pay dividends and make other distributions with respect to any Portfolio, or Class thereof, which may be from income, capital gains or capital. The amount of such dividends or distributions and the payment of them and whether they are in cash or any other Trust Property shall be wholly in the discretion of the Trustees, although the Trustees pursuant to Section 501(k) may delegate the authority to set record, declaration, payment and ex-dividend dates, determine the amount of dividends and distributions and pay such dividends and distributions. Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine. The Trustees shall have the power and authority to amend, correct or change the amount of any declared dividend or distribution from time to time until such dividend or distribution has been paid to Shareholders. All dividends and other distributions on Shares of a particular Portfolio or Class shall be distributed pro rata to the Shareholders of that Portfolio or Class, as the case may be, in proportion to the number of Shares of that Portfolio or Class they held on the record date established for such payment, provided that such dividends and other distributions on Shares of a Class shall appropriately reflect Class Expenses and other expenses allocated to that Class. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash distribution payment plans, or similar plans as the Trustees deem appropriate.
---Section 803: Redemptions. The Trust shall purchase such Shares as are offered by any Shareholder for redemption, upon the presentation of a proper instrument of transfer together with a request directed to the Trust or a Person designated by the Trust that the Trust purchase such Shares or in accordance with such other procedures for redemption as the Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof as determined by the Trustees (or by such Person or Persons to whom such determination has been delegated), in accordance with any applicable provisions of this Deed of Trust and applicable law, less any fees imposed on such redemption. Unless extraordinary circumstances exist, payment for said Shares shall be made by the Trust to the Shareholder within seven (7) days after the date on which the request is made in proper form. The obligation set forth in this Section 803 is subject to the provision that in the event that any time the New York Stock Exchange (the “Exchange”) is closed for other than weekends or holidays, or if permitted by the rules and regulations or an order of the Commission during periods when trading on the Exchange is restricted or during any emergency which makes it impracticable for the Trust to dispose of the investments of the Trust or any applicable Portfolio or to determine fairly the value of the net assets held with respect to the Trust or such Portfolio or during any other period permitted by order of the Commission for the protection of investors, such obligations may be suspended or postponed by the Trustees. In the case of a suspension of the right of redemption as provided herein, a Shareholder may either withdraw the request for redemption or receive payment based on the net asset value per Share next determined after the termination of such suspension, less any fees imposed on such redemption. Subject to applicable federal law including the 1940 Act, the redemption price may in any case or cases be paid wholly or partly in kind if the Trustees determine in their sole discretion that such payment is advisable in the interest of the remaining Shareholders of the Trust or any applicable Portfolio or Class thereof for which the Shares are being redeemed, and the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the redemption price may be determined under procedures approved by the

Trustees in their sole discretion. In no case shall the Trust be liable for any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in kind.
---Section 804: Redemptions at the Option of the Trust. At the option of the Trustees, the Trust may, from time to time, without the vote of the Shareholders, but subject to the 1940 Act, redeem shares of any Shareholder or authorize the closing of any Shareholder account, subject to such conditions as may be established from time to time by the Trustees and disclosed to Shareholders.

ARTICLE NINE
LIMITATION OF LIABILITY AND INDEMNIFICATION
---Section 901: Limitation of Liability. A Trustee or officer of the Trust, when acting in such capacity, shall not be personally liable to any Person for any act, omission or obligation of the Trust or any Trustee or officer of the Trust; provided, however, that nothing contained herein shall protect any Trustee or officer against any liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office with the Trust.
---Section 902: Indemnification of Covered Persons. Every Covered Person shall be indemnified by the Trust to the fullest extent permitted by the Bylaws and applicable law.
---Section 903: Insurance. To the fullest extent permitted by applicable law, the Trustees shall have the authority to purchase with Trust Property insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Covered Person in connection with any proceeding in which such Covered Person becomes involved by virtue of such Covered Person’s actions, or omissions to act, in its capacity or former capacity with the Trust, whether or not the Trust would have the power to indemnify such Covered Person against such liability.
---Section 904: Indemnification of Shareholders. In case any Shareholder or former Shareholder of the Trust shall be held to be personally liable solely by reason of his being or having been a Shareholder of the Trust or any Portfolio or Class and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives, or, in the case of a corporation or other entity, its corporate or general successor) shall be entitled, out of the assets belonging to the applicable Portfolio (or allocable to the applicable Class), to be held harmless from and indemnified against all loss and expense arising from such liability in accordance with the Bylaws and applicable law. The Trust, on behalf of the affected Portfolio (or Class), shall upon request by the Shareholder, assume the defense of any such claim made against the Shareholder for any act or obligation of that Portfolio (or Class).
ARTICLE TEN
MISCELLANEOUS
---Section 1001: Trust Not a Partnership; Taxation.
It is hereby expressly declared that a trust and not a partnership is created hereby. No Trustee hereunder shall have any power to bind personally either the Trust’s officers or any Shareholder. All persons extending credit to, contracting with or having any claim against the Trust or the Trustees in their capacity as such shall look only to the assets of the appropriate Portfolio or, until the Trustees shall have established any separate Portfolio, of the Trust for payment under such credit, contract or claim; and neither the Shareholders, the Trustees, nor the Trust’s officers nor any of the agents of the Trustees whether past, present or future, shall be personally liable therefor.
---It is intended that the Trust and each Portfolio be classified as an association taxable as a corporation under the PR-IRC and the US-IRC and as a registered investment company under the PR-IRC. The Trustees shall have the power, in their discretion, to make an initial entity classification election, and to change any such entity classification election, of the Trust and any Portfolio for Puerto Rico and/or United States income tax purposes as may be permitted or required under the PR-IRC and/or the US-IRC, without the vote or consent of any Shareholder. In furtherance thereof, the Trustees, or an appropriate officer as determined by the Trustees, is authorized (but not required) to make and sign any such entity classification election on the applicable Puerto Rico Treasury Department and/or United States Internal Revenue Service forms (or successor forms thereto), on behalf of the Trust or any Portfolio, sign the consent statement contained therein on behalf of all of the Shareholders thereof, and file the same with the Puerto Rico Treasury Department and/or the United States Internal Revenue Service, as applicable.
---Section 1002: Trustee’s Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article Nine, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Deed of Trust, and subject to the provisions of Article Nine, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. A Trustee shall be fully protected in relying in good faith upon the records of the Trust and upon information, opinions, reports or statements presented by another Trustee or any officer, employee or other agent of the Trust, or by any other Person as to matters the Trustee reasonably believes are within such other Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Trust or any Portfolio or Class, or the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the Trust or any Portfolio or Class or to make reasonable provision to pay such claims and obligations, or any other facts pertinent to the existence and amount of assets from which distributions to Shareholders or creditors of the Trust might properly be paid. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained. The appointment, designation or identification of a Trustee as chair of the Trustees, a member or chair of a committee of the Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead Independent Trustee, or any other special appointment, designation or identification of a Trustee, shall not impose on that Person any standard of care or liability that is greater than that imposed on that Person as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. In addition, no appointment, designation or identification of a Trustee as aforesaid shall affect in any way that Trustee’s rights or entitlement to indemnification or advancement of expenses.
---Section 1003: Termination of Trust or Portfolio or Class.
-----(a) Unless terminated as provided herein, the Trust shall continue for the maximum time permitted by the Puerto Rico Trusts Act. To the extent permitted by the Puerto Rico Trusts Act, the Trust may be dissolved at any time by the Trustees (without Shareholder approval). A Portfolio may be terminated at any time by the Trustees (without Shareholder approval). Any Class may be terminated at any time by the Trustees (without Shareholder approval). In addition, the dissolution of the Trust shall automatically terminate each Portfolio and each Class.
-----(b) On dissolution of the Trust or termination of any Portfolio pursuant to paragraph (a) above:
-------(i) The Trust or that Portfolio thereafter shall carry on no business except for the purpose of winding up its affairs;
-------(ii) The Trustees shall (A) proceed to wind up the affairs of the Trust or that Portfolio, and all powers of the Trustees under this Deed of Trust with respect thereto shall continue until such affairs have been wound up, including the powers to fulfill or discharge the contracts of the Trust or that Portfolio, (B) collect its assets or the assets belonging thereto, (C) sell, convey, assign, exchange, or otherwise dispose of all or any part of those assets to one or more persons at public or private sale for consideration that may consist in whole or in part of cash, securities, or other property of any kind, (D) pay or make reasonable provision (including through the use of a liquidating trust) to pay all claims and obligations of the Trust or that Portfolio, including all contingent, conditional or unmatured claims and obligations known to the Trust or that Portfolio, and all claims and obligations which are known to the Trust or that Portfolio, but for which the identity of the claimant is unknown, and claims and obligations that have not been made known to the Trust or that Portfolio or that have not arisen but that, based on the facts known to the Trust or that Portfolio, are likely to arise or to become known to the Trust within ten (10) years after the date of dissolution, and (E) do all other acts appropriate to liquidate its business; and
-------(iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities, and refunding agreements as they deem necessary for their protection, the Trustees shall distribute the remaining assets ratably among the Shareholders of the Trust or that Portfolio.
---(c) On termination of any Class pursuant to paragraph (a) above:
-------(i) The Trust thereafter shall no longer issue Shares of that Class;
-------(ii) The Trustees shall do all other acts appropriate to terminate the Class; and
-------(iii) The Trustees shall distribute ratably among the Shareholders of that Class, in cash or in kind, an amount equal to the Proportionate Interest of that Class in the net assets of the Portfolio (after taking into account any Class Expenses or other fees, expenses, or charges allocable thereto), and in connection with any such distribution in cash the Trustees are authorized to sell, convey, assign, exchange or otherwise dispose of such assets of the

Portfolio of which that Class is a part as they deem necessary. Alternatively, in connection with the termination of any Class, the Trustees may treat such termination as a redemption of the Shareholders of such Class effected pursuant to Section 803 of this Deed of Trust provided that the costs relating to the termination of such Class shall be included in the determination of the net asset value of the Shares of such Class for purposes of determining the redemption price to be paid to the Shareholders of such Class (to the extent not otherwise included in such determination).
---(d) In connection with the dissolution and liquidation of the Trust or the termination of any Portfolio or any Class, the Trustees may provide for the establishment of a liquidating trust or similar vehicle.
---(e) On dissolution of the Trust, following completion of winding up of its business, the Trust shall terminate and the Trustees and the Trust shall be discharged from all further liabilities and duties hereunder with respect thereto.
---Section 1004: Sale of Assets; Merger and Consolidation. The Trustees may cause (i) the Trust or one or more of its Portfolios to the extent consistent with applicable law to sell all or substantially all of its assets to, or be merged into or consolidated with, another Portfolio, trust (or series thereof) or Company (or series thereof), (ii) the Shares of the Trust or any Portfolio (or Class) to be converted into beneficial interests in another trust (or series thereof) created pursuant to this Section 1004, (iii) the Shares of any Class to be converted into another Class of the same Portfolio, or (iv) the Shares to be exchanged under or pursuant to any local, state or federal statute to the extent permitted by law. In all respects not governed by statute or applicable law, the Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation including the power to create one or more separate statutory trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares of the Trust or any Portfolio (or Class) into beneficial interests in such separate statutory trust or trusts (or series or class thereof).
---Section 1005: Filing of Copies, References, Headings, General Interpretive Principles. A certified copy of this Deed of Trust or of any amendment hereto or any supplemental agreement shall be kept at the office of the Trust where it may be inspected by any Shareholder. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this Deed of Trust, rather than the headings, shall control. Any document, consent or instrument referenced in or contemplated by this Deed of Trust or the Bylaws may be executed in any number of counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. To the extent permitted by the 1940 Act, (i) any document, consent, instrument or notice referenced in or contemplated by this Deed of Trust or the Bylaws that is to be executed by one or more Trustees may be executed by means of original, facsimile or electronic signature and (ii) any document, consent, instrument or notice referenced in or contemplated by this Deed of Trust or the Bylaws that is to be delivered by one or more Trustees may be delivered by facsimile or electronic means (including e-mail), unless, in the case of either clause (i) or (ii), otherwise determined by the Trustees. The terms “include,” “includes” and “including” and any comparable terms shall be deemed to mean “including, without limitation.” Any reference to any statute, law, code, rule or regulation shall be deemed to refer to such statute, law, code, rule or regulation as amended or restated from time to time and any successor thereto.
---Section 1006: Governing Law. Even though this Trust is organized under the laws of the Commonwealth of Puerto Rico, the Settlor establishes herein, as allowed by the Puerto Rico Trusts Act, that, except as otherwise provided in this Deed of Trust, the administration of the Trust and the rights, powers, obligations, limitations and responsibilities of the Trustees shall be governed exclusively by the provisions of this Deed of Trust, except as otherwise required by the 1940 Act.  Therefore, the provisions of the Puerto Rico

Trusts Act related to such matters shall not apply in any manner to this Trust. However, as provided in the Puerto Rico Trusts Act and this Deed of Trust, the properties held in the Trust shall constitute a separate estate from that held by the Settlor, the Trustees and/or the Shareholders, that, as a general rule, will not be subject to the claims of their respective creditors, including those actions listed in Section 44(b) of the Puerto Rico Trusts Act.  Further, no creditor of any Portfolio shall have any right to exercise any legal or equitable remedies with respect to any Trust Property, other than the assets of such Portfolio, with respect to any claim against, or obligation of, such Portfolio.
---Section 1007: Amendments. The Trustees may amend this Deed of Trust, in whole or in part, by authorizing a deed of amendment hereto, an agreement supplemental hereto, or an amended and restated Deed of Trust; and no vote or consent of any Shareholder shall be required for any amendment to this Deed of Trust except as specifically provided in Article Seven hereof, as determined by the Trustees in their sole discretion, or as required by federal law including the 1940 Act, but only to the extent so required. Any such amendment, having been approved by a Majority Trustee Vote, shall become effective, unless otherwise provided by such Trustees, upon being executed by a duly authorized officer of the Trust. A certification signed by a duly authorized officer of the Trust setting forth an amendment to this Deed of Trust and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid, or a copy of this Deed of Trust, as amended, executed by a majority of the Trustees, or a duly authorized officer of the Trust, shall be conclusive evidence of such amendment when lodged among the records of the Trust. Any officer of the Trust is authorized from time to time to restate this Deed of Trust into a single instrument to reflect all amendments hereto made in accordance with the terms hereof.
---Section 1008: Provisions in Conflict with Law. The provisions of this Deed of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with applicable law, the conflicting provision shall be deemed never to have constituted a part of this Deed of Trust; provided, however, that such determination shall not affect any of the remaining provisions of this Deed of Trust or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Deed of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provision of this Deed of Trust in any jurisdiction.
---Section 1009: Inspection of Records. Every Trustee shall have the right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents. Except as may be permitted by Regulation 14A promulgated under the U.S. Securities Exchange Act of 1934, as amended from time to time, no Shareholder shall have the right to obtain from the Trust a list of the Trust’s Shareholders. Except as required by the 1940 Act, Shareholders shall have no right to inspect the records, documents, accounts and books of the Trust. Any request to inspect the records of the Trust shall be submitted by the Shareholder to the Trust in writing. Upon receipt of any such request, the Trustees shall determine whether delivery of records pertaining to such request is required by the 1940 Act or is otherwise necessary or appropriate, as determined by the Trustees in their sole discretion, and whether such request complies with the requirements of the 1940 Act and, if so, establish procedures for such inspection. To preserve the integrity of the records, the Trust may provide certified copies of Trust records rather than originals. The Trust shall not be required to create records or obtain records from third parties to satisfy a Shareholder request. The Trust may require a requesting Shareholder to pay in advance or otherwise indemnify the Trust for the costs and expenses of such Shareholder’s inspection of records. The Trust may all require the requesting Shareholder enter into a confidentiality agreement with respect to any confidential or proprietary information of the Trust. The rights provided for in this Section 1009 shall not extend to any Person who is a Shareholder but not also a Record Owner.
---Section 1010: Derivative Actions. A Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met:
-----(a) The Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed. For purposes of this Section 1010(a), a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Board of Trustees is composed of Trustees who are not Independent Trustees and the Board of Trustees has not established a committee to consider the merits of such action or, if the Trustees have established such a committee, a majority of that committee is composed of Trustees who are not Independent Trustees; and
-----(b) Unless a demand is not required under paragraph (a) of this Section 1010, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim. The Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action.
-----(c) In addition to all suits, claims or other actions (collectively, the “claims”) that under applicable law must be brought as derivative claims, each Shareholder of the Trust or any Portfolio or Class thereof agrees that any claim that affects all Shareholders of a Portfolio or Class either equally or proportionately based on their number of Shares in such Portfolio or Class, must be brought as a derivative claim subject to this Section 1010 irrespective of whether such claim involves a violation of the Shareholders’

rights under this Deed of Trust or any other alleged violation of contractual or individual rights that might otherwise give rise to a direct claim.
---Section 1011: Jurisdiction and Waiver of Jury Trial: Any suit, action or proceeding brought by or in the right of any Shareholder or any Person claiming any interest in any Shares seeking to enforce any provision of, based on any matter arising out of, or in connection with, the Governing Instrument or the Trust, any Portfolio or Class, or any Shares (including any claim of any nature against the Trust, any Portfolio or Class, the Trustees, or officers of the Trust) shall be brought exclusively in the Court of First Instance of the Commonwealth of Puerto Rico, Superior Part of San Juan. All Shareholders and other such Persons hereby irrevocably consent to the jurisdiction of such court (and the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waive, to the fullest extent permitted by law, any objection they may make now or hereafter have to the laying of the venue of any such suit, action or proceeding in such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. All Shareholders and other such Persons agree that service of summons, complaint or other process in connection with any proceedings may be made by registered or certified mail or by overnight courier addressed to such Person at the address shown on the books and records of the Trust for such Person or at the address of the Person shown on the books and records of the Trust with respect to the Shares that such Person claims an interest in. Service of process in any such suit, action or proceeding against the Trust or any Trustee or officer of the Trust may be made at the address of the Trust’s registered agent in the Commonwealth of Puerto Rico. Any service so made shall be effective as if personally made in the Commonwealth of Puerto Rico.
ACCEPTANCE
---Each appearing party hereby accepts, ratifies and confirms this Deed of Trust, in all of its parts since it has been drafted in conformity with its will.
LEGAL WARNINGS

---I, the Notary, advised the appearing parties the pertinent legal warnings; in particular, the obligation of the Notary to file this Deed with the Special Trust Registry in the Notarial Inspection Office of the Judicial Branch of the Commonwealth of Puerto Rico to be deemed as a validly constituted trust. I also advised the appearing parties of the legal effects of the present document, as well as of its right under the Notarial Act of Puerto Rico to have one or more witnesses to appear herein and read and sign this deed together with it, which rights they have waived.
READING AND EXECUTION
---This Deed having been read by the appearing parties to which fact I hereby certify, the said appearing parties approve and ratify their contents and sign the same before me and affix their initials on each and every page of this instrument, all before me, the Notary.
---I, the Notary, also CERTIFY upon my notarial faith and under my signature, mark, and seal attest to all of which is hereinabove stated.
---I, the Notary, CERTIFY, ATTEST, AND GIVE FAITH.
---Signed: Melvin Ariel Torres Hernández and Carlos Alberto González Inclán.
---Signed, Sealed, Marked and Flourished: Ana Sofía Villate Bonilla, Notary Public.

---The corresponding internal revenue and notarial stamps have been canceled on the original.

---The initials of the appearing party have been affixed on each folio of the original.

---I, the Notary, certify that the foregoing is a true and exact copy of Deed Number One (1), the original of which forms part of my protocol of public instruments for the year two thousand twenty-one (2021) which contain a total of forty-four (44) folios.

---IN WITNESS WHEREOF, and at the request of Oriental Bank, I issue the FIRST certified copy of this Deed, in San Juan, Puerto Rico, this twenty-eighth (28th) day of January, two thousand twenty-one (2021).

_________________________________
   Notary Public

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